EXHIBIT 10.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of November 8, 2019, is by and among Amyris, Inc., a Delaware corporation with offices located at 5885 Hollis Street, Suite 100, Emeryville, CA 94608 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.       Each Buyer is a holder of senior convertible notes in the principal amount set forth with respect to such Buyer on the Schedule of Buyers, representing an aggregate principal amount of $47,825,316.27 (such senior convertible notes, the “Prior Convertible Notes”).

B.       The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

C.       The Company has authorized a new series of senior convertible notes of the Company, in the aggregate original principal amount of $66,000,000, substantially in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, the Pre-Delivery Shares (as defined in the Notes) and any other shares of Common Stock issuable upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

D.       Each Buyer and the Company wish to exchange a Prior Convertible Note for a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

E.       At or before the Closing (as defined below), each of the parties set forth on Exhibit B hereto shall execute and deliver a Voting Agreement, in the form attached hereto as Exhibit C (each such agreement, a “Voting Agreement”), pursuant to which such party shall agree to vote its shares of the Company’s Common Stock in favor of providing the Requisite Stockholder Approval (as defined in the Note).

F.       The Notes and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.                   EXCHANGE OF NOTES.

(a)                 Closing. The closing (the “Closing”) of the exchange of the Prior Convertible Notes for the Notes by the Buyers and the Company shall occur at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b)                Form of Payment; Exchange of Prior Convertible Notes. On the Closing Date, (i) each Buyer shall tender a Prior Convertible Note to the Company in exchange for a Note, (ii) immediately thereafter, the Company shall deliver to each Buyer a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers in exchange for the Prior Convertible Notes, duly executed on behalf of the Company and registered in the name of Buyer or its designee, and (iii) the Company will issue, pursuant to the terms of the Notes, to each Buyer the number of Pre-Delivery Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers. For the avoidance of doubt, unless each of the transactions set forth in clauses (i)-(iii) in the preceding sentence shall be consummated on the Closing Date, none of such transactions will be consummated on the Closing Date.

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2.                   BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a)                 Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)                Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, such Buyer is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby.

(c)                 No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(d)                Transfer or Resale. Such Buyer understands that except as provided in Section 4(g) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the by the United States Securities and Exchange Commission (the “SEC”) promulgated thereunder; and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and such Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document in connection with effecting a pledge of Securities, including, without limitation, this Section 2(d). For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(e)                 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(f)                  No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the ability of such Buyer to perform its obligations hereunder.

3.                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)                 Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) set forth in Exhibit 21.01 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Company has no Subsidiaries. “Subsidiaries” means any Person that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such regulation is in effect on the date hereof, and each of the foregoing is individually referred to herein as a “Subsidiary.”

(b)                Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes) have been duly authorized by the Company’s board of directors or other governing body, as applicable, and (other than the filing with the SEC of a Current Report on Form 8-K with the SEC, a Listing of Additional Shares notification form with the Principal Market (as defined below) and any other filings as may be required by any state securities agencies) no further filing, consent or authorization with or of any Governmental Entity is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes and the Irrevocable Transfer Agent Instructions (as defined below).

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(c)                 Issuance of Securities. The issuance of the Notes is duly authorized and upon issuance in accordance with the terms of the Transaction Documents, after giving effect to any consents or waivers received by the Company on or prior to the Closing Date, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock that number of shares of Common Stock not less than 300% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes (without regard to any limitations on conversions and assuming the Notes remains outstanding until the Maturity Date (as defined in the Note)) at the Event of Default Conversion Price (as defined in the Note) then in effect (the “Required Reserve Amount”). Upon issuance or conversion in accordance with the Notes, after giving effect to any consents or waivers received by the Company on or prior to the Closing Date, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d)                No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Conversion Shares and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein) or Bylaws (as defined below) of the Company, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, after giving effect to any consents or waivers received by the Company on or prior to the Closing Date or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, applicable foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Select Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of each of clauses (ii) and (iii) above, for any such conflict, default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)                 Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, or authorization or order of, or make any filing or registration with (other than the filing with the SEC of a Current Report on Form 8-K with the SEC, a Listing of Additional Shares notification form with the Principal Market and any other filings as may be required by any state securities agencies), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which could reasonably be expected to prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any applicable nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)                  Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

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(g)                Placement Agent’s Fees. Neither the Company nor any of its Subsidiaries has engaged any placement agent, financial advisor or other agent in connection with the offer or sale of the Securities.

(h)                No Integrated Offering. None of the Company, its Subsidiaries or, to the Company’s knowledge, any of their affiliates nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, or, to the Company’s knowledge, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)                  Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes are, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)                  Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and each Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k)                SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to each Buyer or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, except as set forth in the Company’s Annual Report on Form 10-K filed with the SEC on October 1, 2019, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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(l)                  Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as set forth in the SEC Documents, the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)               No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) would reasonably be expected to have a Material Adverse Effect on any Buyer’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.

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(n)                Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in material violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in SEC Documents, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o)                Foreign Corrupt Practices. None of the Company, the Company’s Subsidiaries or any Company director or officer, or, to the Company’s knowledge, any Company agent or employee (individually and collectively, a “Company Affiliate”) has violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)                  (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii)                assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(p)                Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

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(q)                Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company or its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) required to be disclosed under Item 404 of Regulation S-K under the 1934 Act.

(r)                  Equity Capitalization.

(i)                  Definitions:

(A)               “Common Stock” means (x) the Company’s shares of common stock, $0.0001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B)               “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.0001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations, and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(ii)                Authorized and Outstanding Capital Stock. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the SEC Documents (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit or equity incentive plans referred to in the SEC Documents or pursuant to the exercise of convertible securities, warrants or options referred to in the SEC Documents).

(iii)              Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The SEC Documents accurately set forth, as of the dates referred to therein, the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes) and (B) that are, as of the date referred to therein, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.

(iv)               Existing Securities; Obligations. Except as disclosed on Schedule 3(r)(iv), or, in the case of clauses (B), (C) and (D), in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, in each case requiring redemption or repurchase by the Company or any of its Subsidiaries at the election of the holder thereof, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries at the election of the holder thereof; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(v)                Organizational Documents. True, correct and complete copies of the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Restated Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto, are set forth in, or filed as exhibits to, the SEC Documents.

(s)                 Indebtedness and Other Contracts. Except as set forth on Schedule 3(s), neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, in each case in excess of $1,000,000 principal amount, or in excess of $2,000,000 in aggregate principal amount, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t)                  Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding, whether commenced or threatened, before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(u)                Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)                Employee Relations. The Company is not a party to any collective bargaining agreement and does not employ any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s knowledge, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in material violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)               Title.

(i)                  Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). Except as set forth in the SEC Documents, the Real Property is free and clear of all Liens and is not subject to any material rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii)                Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Except as set forth in the SEC Documents, each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(x)                Potential Products; FDA; EMEA.

(i)                  Except as described in the SEC Documents, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except as described in the SEC Documents, the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

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(ii)                Except to the extent disclosed in the SEC Documents, the Company has not received any written notices or statements from the FDA, the European Medicines Agency (the “EMEA”) or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any product of the Company described in the SEC Documents (each a “Potential Product”) may or will be rejected or determined to be non-approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any jurisdiction for any Potential Product is or may be required, requested or being implemented; (iii) one or more clinical studies for any Potential Product shall or may be requested or required in addition to the clinical studies submitted to the FDA prior to the date hereof as a precondition to or condition of issuance or maintenance of a marketing approval for any Potential Product; or (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or Potential Product of the Company has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii)              Except to the extent disclosed in the SEC Documents, to the Company’s knowledge, the preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and Potential Products of the Company is in compliance, in all material respects, with all applicable laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The descriptions of the results of such tests and trials contained in the SEC Documents are complete and accurate in all material respects such that there would be no untrue statement of a material fact or omission of a material fact necessary to make the statements in the SEC Documents, in light of the circumstances under which they are made, not misleading. The Company is not aware of any studies, tests or trial the results of which reasonably call into question the results of the tests and trials conducted by or on behalf of the Company that are described or referred to in the SEC Documents. Except to the extent disclosed in the SEC Documents, the Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except to the extent disclosed in the SEC Documents, the Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or Potential Product of the Company, any alleged product defect of any product or Potential Product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action.

(y)                Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted in all material respects. The SEC Documents accurately describe the material patents owned by the Company or any of its Subsidiaries. Except as set forth in the SEC Documents, none of the Company’s material Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except for such claims, actions or proceedings that would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

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(z)                 Environmental Laws. The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(i)                  No Hazardous Materials:

(A)               have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B)               are, to the Company’s knowledge, present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. To the Company’s knowledge, no prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect on the business of the Company or any of its Subsidiaries.

(ii)                Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iii)              None of the Real Property are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(aa)              Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(bb)             Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

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(cc)              Internal Accounting and Disclosure Controls. Except as set forth in the SEC Documents, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the SEC Documents, the Company has not received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any material weakness in any part of the internal controls over financial reporting of the Company.

(dd)             Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)              Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ff)               Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers has been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

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(gg)             Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries in connection with the offering of the Securities or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(hh)             U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(ii)                Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.

(jj)                Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)             Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ll)                Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(mm)         Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)), and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(nn)             Management. Except as set forth in the SEC Documents, during the past five-year period, no current or former officer or director or, to the knowledge of the Company, current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

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(i)                  a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)                a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)              any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)                Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)                Engaging in any particular type of business practice; or

(3)                Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)               any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)                a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)               a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(oo)             Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not, and has no policy or practice to, knowingly coordinate the grant of stock options with the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp)             No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

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(qq)             No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(rr)               Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(ss)               Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(tt)                Ranking of Notes. No Indebtedness of the Company, at the Closing, will be senior to the Notes in right of payment.

(uu)             Disclosure. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (when taken together with the SEC Documents). No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The draft Form 10-Q for the three month period ended September 30, 2019 and the related earnings release prepared by the Company and made available to Buyer shall be consistent in all material respects with any such documents that are subsequently filed with or furnished to the SEC. The Company acknowledges and agrees that no Buyer makes and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(vv)             Rule 144. The Prior Convertible Notes were initially issued, and fully paid for, on December 10, 2018. CVI Investments, Inc. is not and has not been for the preceding three months an affiliate of the Company as defined in Rule 144. For purposes for the holding period requirements set forth in Rule 144(d), the Notes shall be deemed to have been acquired by the Buyers on December 10, 2018.

(ww)          Prior Convertible Notes. The Prior Convertible Notes constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. The Prior Convertible Notes were duly authorized and validly issued and is free of any Liens granted to the Company, or setoff rights on behalf of the Company.

(xx)             Contractual Obligations. Except as set forth in Schedule 3(xx), the Company within the last two (2) years has fulfilled all material contractual obligations of the Company to its securityholders and the Company has received no notice of any alleged violation of any such material contractual obligation or engaged in any negotiations with respect thereto.

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4.                   COVENANTS.

(a)                 Reasonable Best Efforts. Each Buyer shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)                Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for issuance to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to Buyer.

(c)                 Reporting Status. So long as the Notes remain outstanding and until the date on which the Securities may be resold pursuant to Rule 144 without regard to the availability of “current public information” within the meaning of Rule 144(c), or, if sooner, such date on which each Buyer shall have sold all of the Conversion Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d)                Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), within three (3) Business Days after the release thereof, copies of all press releases issued by the Company or any of its Subsidiaries.

(e)                 Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market or the Nasdaq Global Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)                  Fees. The Company shall reimburse [___________] for all reasonable out-of-pocket costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel and disbursements of Latham & Watkins LLP, counsel to [____________], any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall reimburse [___________] for all such Transaction Expenses (less the $50,000 previously deposited by the Company with [___________]) at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. The Company agrees to pay all costs and expenses of each Buyer incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to such Buyer hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the issuance of the Notes to the Buyers by the Company in exchange for the Prior Convertible Notes.

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(g)                Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document in connection with effecting a pledge of Securities, including, without limitation, Section 2(d) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(d) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.

(h)                Disclosure of Transactions and Other Material Information.

(i)                  Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the form of this Agreement and the form of Note (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Buyer or any of its affiliates, on the other hand, shall terminate.

(ii)                Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations. Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except as required by applicable law or regulation. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that from the filing of the 8-K Filing, no Buyer shall have (unless expressly agreed to by such Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such Buyer) any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

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(i)                  Additional Issuance of Securities. So long as any Buyer beneficially owns a Note, the Company will not, without the prior written consent of the Required Holders (as defined below), issue any notes of the same series and the Company shall not issue any other securities that would cause a breach or default under the Notes. The Company agrees that for the period commencing on the date hereof and ending immediately following the 90th calendar day after the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any preferred stock or any equity purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) other than to the Buyers as contemplated hereby is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(i) shall not apply in respect of the issuance of (i) shares of Common Stock, restricted stock units, standard options to purchase Common Stock or other equity awards (and any shares of Common Stock issued upon exercise or settlement thereof) to directors, officers, consultants or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock or other securities issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, except pursuant to the terms thereof that were in effect on the date immediately prior to the date of this Agreement, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder, except pursuant to the terms thereof that were in effect on the date immediately prior to the date of this Agreement, and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers, except pursuant to the terms thereof that were in effect on the date immediately prior to the date of this Agreement; (iii) the Conversion Shares; (iv) securities to affiliates of the Company or to any entities affiliated with members of the Board of Directors of the Company; (v) the issuance of equity securities or any equity-linked debt for net proceeds of up to $200 million and (vi) any shares of Common Stock or Convertible Securities issued or issuable in connection with strategic or commercial alliances, acquisitions, mergers, and strategic partnerships, provided, that (x) the primary purpose of such issuance is not to raise capital as reasonably determined, (y) the purchaser or acquirer of the securities in such issuance solely consists of either (A) the actual participants in such strategic or commercial alliance or strategic or commercial partnership, (B) the actual owners of such assets or securities acquired in such acquisition or merger or (C) the stockholders, partners or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (z) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable. “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, restricted stock units, standard options to purchase Common Stock and other equity awards may be issued to any employee, consultant, officer or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

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(j)                  Reservation of Shares. So long as any of the Notes remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount; provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(j) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of the Notes. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will as soon as practicable take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(k)                Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(l)                  Other Notes; Variable Securities. So long as any of the Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (other than the Notes issued hereunder). “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit but excluding an “at-the-market” offering through an investment bank or broker-dealer that does not exceed 10% of the composite trading volume (as reported on Bloomberg) of the Company’s Common Stock in any day) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(m)               Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(n)                Restriction on Redemption and Cash Dividends. So long as any of the Notes remain outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers.

(o)                Corporate Existence. So long as any Buyer beneficially owns any Notes, the Company shall not be party to any Fundamental Change (as defined in the Note) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes.

(p)                Conversion Procedures. The form of conversion notice included in the Notes sets forth the totality of the procedures required of the Buyers in order to convert the Notes. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to convert their Notes. The Company shall honor conversions of the Notes and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Notes.

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(q)                Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(r)                  Integration. None of the Company or any person acting on behalf of the Company will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(s)                 Stockholder Approval. Following the Closing, the Company agrees to use commercially reasonable efforts to obtain, at a special or annual meeting of the stockholders of the Company (at which a quorum is present) as soon as practicably, but in no event later than December 31, 2020 (the “Stockholder Meeting”), the Requisite Stockholder Approval. The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). The Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval. If the Requisite Stockholder Approval is not obtained at or prior to the Stockholder Meeting, the Company will hold a special meeting of the stockholders of the Company for the purposes of obtaining such Requisite Stockholder Approval no less often than every ninety (90) days following the date of the Stockholder Meeting until the Requisite Stockholder Approval is obtained and use best efforts to obtain the Requisite Stockholder Approval at such meeting, and the Board of Directors will recommend that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval at each such meeting.

(t)                  Voting Agreements. The Company shall enforce the terms of the Voting Agreements and not amend or waive the terms thereof without the prior written consent of the Required Holders.

(u)                Minimum Fundraising Event. During the period beginning on the Closing Date and ending on the date that is five (5) Business Days following the Closing Date, the Company shall have received aggregated net cash proceeds of not less than ten million dollars ($10,000,000). For the avoidance of doubt, financings completed between September 30, 2019 and the Closing Date will not be included for purposes of determining compliance with this Section 4(u).

5.                   REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)                 Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Notes. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)                Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(d) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement, the other Transaction Documents and applicable law. If any Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(d), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, or such assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.

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(c)                 Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and, except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d)                Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by such Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or its designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. Notwithstanding the foregoing, after December 10, 2019, upon delivery by a Buyer of a legended Note to the Company together with a customary representation letter regarding satisfaction of the conditions of Rule 144, the Company shall deliver within two (2) Business Days thereafter a Note to such Buyer that is free from all restrictive and other legends, registered in the name of such Buyer or its designee without the requirement for the delivery of any legal opinion by or on behalf of such Buyer.

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(e)                 Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of Conversion Shares to which such Buyer is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of such Buyer or such Buyer’s designee with DTC for such number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above and the Company fails to promptly (x) so notify such Buyer and (y) deliver the Conversion Shares electronically without any restrictive legend by crediting such aggregate number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (x) is hereinafter referred as a “Notice Failure” and together with the event described in clause (y) above, a “Delivery Failure”), and if on or after such Business Day such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of shares of Common Stock submitted for legend removal by Buyer pursuant to Section 5(d) above that such Buyer is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Business Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Last Reported Sale Price (as defined in the Note) of the Common Stock on any Business Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit a Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(d) shall not apply to a Buyer to the extent the Company has already paid such amounts in full to such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note held by such Buyer.

(f)                  FAST Compliance. While any Notes remains outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

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6.                   CONDITIONS TO THE COMPANY’S OBLIGATION TO EXCHANGE.

(a)                 The obligation of the Company hereunder to issue the Notes to each Buyer at the Closing in exchange for the Prior Convertible Notes is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)                  Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)                Such Buyer shall (i) have good, valid and marketable right, title and interest (legal and beneficial) in the Prior Convertible Note being exchanged pursuant to this Agreement, free and clear of all liens, pledges, security interests, options, charges, claims, equities or encumbrances of any kind (other than restrictions under the 1933 Act and state securities laws) and (ii) have tendered to the Company a Prior Convertible Note for exchange for a Note.

(iii)              The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.                   CONDITIONS TO EACH BUYER’S OBLIGATION TO EXCHANGE.

(a)                 The obligation of each Buyer hereunder to exchange its Prior Convertible Note for a Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                  The Buyers shall have received the Prior Convertible Notes pursuant to that certain securities purchase agreement dated the date hereof.

(ii)                The Company and Seller shall have entered into a settlement agreement between the Company and CVI Investments, Inc., in the form attached hereto as Exhibit D related to all disputes between the Company and CVI Investments, Inc. existing as of or prior to the Closing Date, including but not limited to all disputes arising out of our relating to the Prior Convertible Notes and the compliance of the Company and CVI Investments, Inc. with the terms thereof.

(iii)              The Company shall have fully repaid the remainder of the Prior Convertible Notes not previously purchased by the Buyers.

(iv)               The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers as being issued to such Buyer at the Closing pursuant to this Agreement.

(v)                Such Buyer shall have received the opinion of Fenwick & West LLP, the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(vi)               The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(vii)             The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in Delaware issued by the Delaware Secretary of State as of a date within ten (10) days of the Closing Date.

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(viii)           The Company shall have delivered to such Buyer a copy of the Certificate of Incorporation, as currently in effect, certified by the Delaware Secretary of State.

(ix)               The Company shall have delivered to such Buyer a certificate, in the form acceptable to Buyer, executed by the Secretary or Assistant Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

(x)                Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(xi)               The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

(xii)             The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xiii)           The Company shall have obtained all governmental, regulatory or third party consents and approvals (or waiver of such consents or approvals), if any, necessary for the sale of the Securities, including without limitation, and for the avoidance of doubt an approval of the Principal Market of the transactions contemplated by the Transaction Documents.

(xiv)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xv)             Since the date of execution of this Agreement, no event or series of events shall have occurred that would reasonably be expected to or result in a Material Adverse Effect.

(xvi)           The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares.

(xvii)         The Company shall have delivered to such Buyer executed copies of the Voting Agreements executed by stockholders of the Company representing Beneficial Ownership (as defined in the Voting Agreements) of no less than 29% of the Company’s outstanding Common Stock.

(xviii)        The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.                   TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) days of the date hereof due to the Company’s failure to satisfy the conditions set forth in Section 7 hereof, then such Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(f) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

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9.                   MISCELLANEOUS.

(a)                 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any party hereto from bringing suit or taking other legal action against any other party hereto in any other jurisdiction to collect on any such other party’s obligations to such party or to enforce a judgment or other court ruling in favor of such party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)                Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)                 Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)                Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any of the Buyers, or collection by any of the Buyers pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by any Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

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(e)                 Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company, other than the Prior Agreement and the Prior Convertible Notes, or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, none of the Company or any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and all holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on a Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and all holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise and has no obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by any Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect any Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) each Buyer prior to the Closing Date and (II) on or after the Closing Date, [___________], so long as it or its affiliates hold Notes or Conversion Shares, and thereafter holders of a majority of the Conversion Shares as of such time (excluding any Conversion Shares held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Notes.

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(f)                  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Amyris, Inc.
5885 Hollis St., Suite 100
Emeryville, CA 94608
Telephone: (510) 450-0761
Facsimile: (510) 225-2645
Attention: General Counsel

With a copy (for informational purposes only) to:

Fenwick & West LLP
801 California Street
Mountain View, California 94041
Telephone: (650) 988-8500

Attention: David Michaels

Email: dmichaels@fenwick.com

If to the Transfer Agent:

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Attention: Richard Zeck

Telephone: (855) 217-6361

If to a Buyer, to its address, e-mail address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022
Telephone:  (212) 906-1200
Facsimile:  (212) 751-4864
Attention:  Peter N. Handrinos, Esq.
E-mail:  peter.handrinos@lw.com

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or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes. The Company shall assign not this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change (unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes). Each Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)                No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)                  Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each party hereto shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)                  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                Indemnification.

(i)                  In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(h), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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(ii)                Promptly after receipt by an Indemnitee under this Section 9(k)(ii) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k)(ii), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k)(ii), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 9(k)(ii) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)                  Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

30

(m)               Remedies. Each Buyer and in the event of assignment by such Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary, fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n)                Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)                Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)                Judgment Currency.

(i)                  If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1)                the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

31

(2)                the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)                If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)              Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q)                Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

32

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

AMYRIS, INC.

By:
Name:
Title:

[Signature Page to Note Exchange Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

[BUYER]:

By:
Name:
Title:

[Signature Page to Note Exchange Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

[BUYER]:

By:
Name:
Title:

[Signature Page to Note Exchange Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)

Buyer	Address and Facsimile Number	Original Principal Amount of Note	Number of Pre-Delivery Shares	Legal Representative’s Address and Facsimile Number

TOTAL		$66,000,000	7,500,000

EXHIBIT A

FORM OF SENIOR CONVERTIBLE NOTE

Amyris, Inc.

Senior Convertible Note due 2022

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.

Amyris, Inc.

Senior Convertible Note due 2022

Certificate No. A-1

Amyris, Inc., a Delaware corporation, for value received, promises to pay to [ ● ] (the “Initial Holder”), or its registered assigns, one hundred and ten percent (110%) of the principal sum of [ ● ] million dollars ($[ ● ],000,000) (such principal sum, the “Principal Amount”) on the Maturity Date (as defined on the reverse of this Note), and to pay interest thereon, as provided in this Note, in each case as provided in and subject to the other provisions of this Note, including the earlier amortization, redemption, repurchase or conversion of this Note. [NTD: total amount of all notes to total $66,000,000.]

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

Exhibit Version

IN WITNESS WHEREOF, Amyris, Inc. has caused this instrument to be duly executed as of the date set forth below.

Amyris, Inc.

Date: [ ● ], 2019	By:
Name:
Title:

[Signature Page to Senior Convertible Note due 2022, Certificate No. A-1]

Exhibit Version

Amyris, Inc.

Senior Convertible Note due 2022

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Amyris, Inc., a Delaware corporation (the “Company”), and designated as one of its “Senior Convertible Notes due 2022.”

Article 1.	Definitions.

“Additional Redemption Amount” means the excess, if any, of (A) the Additional Redemption Base Price applicable to a redemption over (B) the Redemption Base Price applicable to such redemption. For the avoidance of doubt, the Additional Redemption Amount cannot be a negative number.

“Additional Redemption Base Price” means, with respect to a redemption of this Note to pursuant to Section 7(A), a cash amount equal to one hundred and fifteen percent (115%) of the product of (A) the Conversion Rate in effect as of the Trading Day immediately preceding the related Redemption Date; (B) the Principal Amount of this Note to be so redeemed divided by $1,000; and (C) the Additional Redemption Stock Price for such redemption.

“Additional Redemption Stock Price” means, with respect to any redemption of this Note, the highest average Daily VWAP per share of Common Stock over any five (5) consecutive VWAP Trading Days occurring during the thirty (30) consecutive VWAP Trading Days beginning on, and including, the related Redemption Date.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Amortization Date” means, with respect to a Note, (A) the first calendar day of each month beginning on February 1, 2020; and (B) if not otherwise included in clause (A), the Maturity Date.

“Amortization Payment” means, (A) with respect to Amortization Dates up to and including July 1, 2020, [ ● ] dollars ($[ ● ]), [NTD: to be proportional amount of $2,970,000 based on proportion of total Notes issued] and (B) with respect to Amortization Dates after July 1, 2020, [ ● ] dollars ($[ ● ]) [NTD: to be proportional amount of $3,432,000 based on proportion of total Notes issued]; provided, that the Holder and the Company may agree to increase the size of any Amortization Payment by mutual written consent; and provided further, that in no event shall the amount of any Amortization Payment exceed 110% of the amount of Principal outstanding with respect to the Note as of such Amortization Date.

“Amortization Share Amount” has the meaning set forth in Section 5(B).

“Amortization Share Payment Period” has the meaning set forth in Section 5(C).

“Amortization Stock Payment Price” means, with respect to any Stock Payment Date applicable to an Amortization Payment, if applicable, an amount equal to the greater of (i) the Floor Price and (ii) the lesser of (x) eighty-eight percent (88%) of the lesser of (A) the Daily VWAP on such Stock Payment Date and (B) the average of the lowest two Daily VWAPs during the ten (10) VWAP Trading Day period ending on such Stock Payment Date and (y) the Conversion Price.

Exhibit Version

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Beneficial Ownership Limit” has the meaning set forth in Section 8(J)(i).

“Business Combination Event” has the meaning set forth in Section 10.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

Exhibit Version

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 8(I).

“Common Stock Change Event” has the meaning set forth in Section 8(I).

“Commission” means the U.S. Securities and Exchange Commission.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; valued for this purpose at the fair value of the Company’s net exposure thereunder at the time of measurement, provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement

“Conversion Consideration” has the meaning set forth in Section 8(D)(i).

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 8(C)(i) to convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

Exhibit Version

“Conversion Rate” initially means 200.0000 shares of Common Stock per $1,000 Principal Amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 8; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Covering Price” has the meaning set forth in Section 8(D)(v).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AMRS<EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 4(B).

“Defaulted Amount” has the meaning set forth in Section 4(B).

“Defaulted Shares” has the meaning set forth in Section 8(D)(v).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (A), (B) and (C), at any point prior to the ninety-first (91st) day after the Maturity Date

“DTC” means The Depository Trust Company.

Exhibit Version

“Eligible Exchange” means any of The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable upon conversion of this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) the issuance of such shares will not be limited by Section 8(J)(ii); (D) the Company is in compliance with Section 8(E)(i) and such shares will satisfy Section 8(E)(ii); (E) no public announcement of a pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) the Daily VWAP per share of Common Stock is not less than $2.50 (subject to proportionate adjustments for events of the type set forth in Section 8(F)(i)(1)); (G) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the applicable Eligible Exchange is not less than one-million dollars ($1,000,000); and (H) no Default or Event of Default will have occurred or be continuing.

“Equity Triggering Event” means that at any time the (x) Daily VWAP per share of Common Stock over any three (3) consecutive VWAP Trading Days is less than $2.25 (subject to proportionate adjustments for events of the type set forth in Section 8(F)(i)(1)); (y) Daily VWAP per share of Common Stock is less than $1.75 (subject to proportionate adjustments for events of the type set forth in Section 8(F)(i)(1)); or (z) daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the applicable Eligible Exchange is less than five hundred thousand dollars ($500,000) for three (3) consecutive Trading Days.

Promptly, but in no event later than two (2) Business Days after an Equity Triggering Event, the Company will provide written notice of such Equity Triggering Event to the Holder.

“Equity Triggering Event Conversion Period” means, with respect to an Equity Triggering Event, the period beginning on, and including, the date such Equity Triggering Event occurs and ending on such date thereafter upon which the Daily VWAP per share of Common Stock over any ten (10) consecutive VWAP Trading Days commencing after the beginning of such Equity Triggering Event Conversion Period equals or exceeds $2.25 (subject to proportionate adjustments for events of the type set forth in Section 8(F)(i)(1)).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 11(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 11(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to one hundred and fifteen percent (115%) of the Principal Amount of this Note.

Exhibit Version

“Event of Default Conversion Period” means, with respect to an Event of Default, the period beginning on, and including, the date such Event of Default occurs and ending on the later of (A) the twentieth (20th) Trading Day after the Holder’s receipt of an Event of Default Notice and (B) the date such Event of Default is cured.

“Event of Default Notice” has the meaning set forth in Section 11(C).

“Event of Default/Equity Triggering Event Additional Shares” means, with respect to the conversion of this Note (or any portion of this Note), an amount equal to the excess, if any, of (A) the Event of Default/Equity Triggering Event Conversion Rate applicable to such conversion over (B) the Conversion Rate that would otherwise apply to such conversion without giving effect to Section 8(H). For the avoidance of doubt, the Event of Default Additional Shares cannot be a negative number.

“Event of Default/Equity Triggering Event Conversion Price” means, with respect to the conversion of this Note (or any portion of this Note), the lesser of (A) the Conversion Price that would be in effect immediately after the Close of Business on the Conversion Date for such conversion, without giving effect to Section 8(H); and (B) seventy five percent (75%) of the lowest Daily VWAP per share of Common Stock during the ten (10) consecutive VWAP Trading Days ending on, and including, such Conversion Date (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

“Event of Default/Equity Triggering Event Conversion Rate” means, with respect to the conversion of this Note (or any portion of this Note), an amount (rounded to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward)) equal to (A) one thousand dollars ($1,000) divided by (B) the Event of Default/Equity Triggering Event Conversion Price applicable to such conversion.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 8(F)(i)(5).

“Expiration Time” has the meaning set forth in Section 8(F)(i)(5).

“Floor Price” means $0.80.

Exhibit Version

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable upon conversion of this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“Fundamental Change” means any of the following events:

(A)       a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B)       the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)       the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)       the Common Stock ceases to be listed on any Eligible Exchange.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

Exhibit Version

“Fundamental Change Base Repurchase Price” means, with respect to this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change, a cash amount equal to one hundred and fifteen percent (115%) of the greater of (A) the Principal Amount of such Note (or portion thereof) to be so repurchased; and (B) the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change; (ii) the Principal Amount of this Note to be repurchased upon a Repurchase Upon Fundamental Change divided by $1,000; and (iii) the average of the three (3) highest Daily VWAPs per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the effective date of such Fundamental Change.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Redemption Date” means the date designated by the Holder for redemption of this Note in connection with a Fundamental Change, as provided in Section 6(F).

“Fundamental Change Redemption Stock Payment Price” means, with respect to any Fundamental Change Redemption Date, an amount equal to the greater of (i) the Floor Price and (ii) lesser of (x) eighty-eight percent (88%) of the lesser of (A) the Daily VWAP on the last VWAP Trading Day immediately prior to such Fundamental Change Redemption Date and (B) the average of the lowest two Daily VWAPs during the ten (10) VWAP Trading Day period ending on the last VWAP Trading Day immediately prior to such Fundamental Change Redemption Date and (y) the Conversion Price.

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase this Note (or any portion of this Note) upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 6(D).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required by thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

The term “including” means “including without limitation,” unless the context provides otherwise.

Exhibit Version

“Indebtedness” means indebtedness of any kind, including (A) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all capital lease obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 9(T).

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Interest Payment Date” means, with respect to a Note, (A) the first calendar day of each month beginning on February 1, 2020; and (B) if not otherwise included in clause (A), the Maturity Date.

“Issue Date” means November [●], 2019.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“Letter Agreement” means the letter agreement, dated as of the date hereof, between the Company and the Holder.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means September 30, 2022.

Exhibit Version

“Minimum Revenue” has the meaning set forth in the Letter Agreement.

“Note Exchange Agreement” means that certain Securities Exchange Agreement, dated as of November 8, 2019, between the Company and [˜] providing for the issuance of this Note.

“Open of Business” means 9:00 a.m., New York City time.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note; (B) Indebtedness deemed to be disclosed pursuant to the Note Exchange Agreement, as in effect as of the Issue Date (including all other Indebtedness accrued in the balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019); (C) the incurrence after the Issue Date by the Company or any Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Subsidiaries; provided that, such Indebtedness is (i) not secured by any lien or security interest other than on such assets and improvements and accessions thereto and (ii) is incurred by the entity that owner or lessee of the related property, plant or equipment; (D) debt incurred by a Subsidiary of the Company and secured by the Brotas 2 Facility that does not (i) exceed the cost of building or acquiring the assets and related expenses, (ii) create any Liens on any assets or property of the Company or (iii) provide for any guarantees by the Company; (E) other Indebtedness in an aggregate amount not to exceed one hundred fifty million dollars ($150,000,000) at any time outstanding so long as such Indebtedness does not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness earlier than ninety one (91) days following the Maturity Date; (F) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (E); (G) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiary, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness earlier than ninety one (91) days following the Maturity Date; and (H) Disqualified Stock which is issued in respect of a financing of assets or rights relating to the Company’s Biossance business and does not require payments of cash dividends or distributions prior to the date that is ninety one (91) days following the Maturity Date. Notwithstanding anything to the contrary, the aggregate amount of Indebtedness incurred pursuant to clauses (C) and (E) of the preceding sentence, together with any extensions, refinancings and renewals in respect of such Indebtedness incurred pursuant to clause (G) of the preceding sentence, may not at any time exceed one hundred fifty million dollars ($150,000,000) and any amount of such Indebtedness that exceeds this amount shall not constitute Permitted Indebtedness.

Exhibit Version

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pre-Delivery Shares” has the meaning set forth in Section 5(G)(i).

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 7 and Section 8 and (B) by an amount equal to (i) the sum of all Amortization Payments made prior to date of determination of the Principal Amount of the Note then outstanding, divided by (ii) one and one-tenth (1.1).

“Redemption Base Price” means, with respect to a redemption of this Note pursuant to Section 7(A), a cash amount equal to one hundred and fifteen percent (115%) of the greater of (A) the Principal Amount of such Note to be so redeemed; and (B) the product of (x) the Conversion Rate in effect as of the Trading Day immediately preceding the related Redemption Date; (y) the Principal Amount of this Note to be so redeemed divided by $1,000; and (z) the Redemption Stock Price for such redemption.

“Redemption Date” has the meaning set forth in Section 7(A).

“Redemption Price” means the cash price payable by the Company to redeem this Note pursuant to Section 7(B).

“Redemption Stock Price” means, with respect to any redemption of this Note, the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the related Redemption Date.

“Reference Property” has the meaning set forth in Section 8(I)(i).

“Reference Property Unit” has the meaning set forth in Section 8(I)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock upon conversion of this Note, or otherwise pursuant to this Note, in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Global Select Market, such stockholder approval is no longer required for the Company to settle all conversions of this Note by delivering shares of Common Stock without limitation pursuant to Section 8(J)(ii).

Exhibit Version

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person

“Spin-Off” has the meaning set forth in Section 8(F)(i)(3)(b).

“Spin-Off Valuation Period” has the meaning set forth in Section 8(F)(i)(3)(b).

“Stated Interest Rate” means, as of any date, a rate per annum equal to 5.00%.

“Stated Interest Share Amount” has the meaning set forth in Section 5(B).

“Stated Interest Stock Payment Price” means, with respect to any Interest Payment Date, an amount equal to the greater of (i) the Floor Price and (ii) lesser of (x) eighty-eight percent (88%) of the lesser of (A) the Daily VWAP on the last VWAP Trading Day immediately prior to such Interest Payment Date and (B) the average of the lowest two Daily VWAPs during the ten (10) VWAP Trading Day period ending on the last VWAP Trading Day immediately prior to such Interest Payment Date and (y) the Conversion Price.

“Stock Payment Date” has the meaning set forth in Section 5(C).

“Stock Payment Notice” has the meaning set forth in Section 5(B)

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

Exhibit Version

“Successor Corporation” has the meaning set forth in Section 10(A).

“Successor Person” has the meaning set forth in Section 8(I)(i).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 8(F)(i)(4).

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided, that the Holder, by notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Exhibit Version

“Withheld Shares” has the meaning set forth in Section 8(J)(ii).

Article 2.	Persons Deemed Owners.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Article 3.	Registered Form.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Article 4.	Accrual of Interest; Amortization Payments; Defaulted Amounts.

(A)             Accrual of Stated Interest. This Note will accrue interest (the “Stated Interest”) at a rate per annum equal to the Stated Interest Rate. Stated Interest on this Note will (i) accrue on the Principal Amount of this Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) be payable in arrears on each Interest Payment Date; and (iv) be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B)              Amortization Payments. The Company shall make an amortization payment with respect to this Note equal to the applicable Amortization Payment (or portion thereof, if applicable) on each Amortization Date (or applicable Stock Payment Date, if applicable); provided, however, that the Holder may, in its sole discretion, defer the payment of part or all of any Amortization Payment to any future Amortization Date upon not less than two (2) Business Days’ prior notice to the Company; provided, further, that the Holder may, in its sole discretion, convert any Amortization Payment into Conversion Consideration in accordance with Section 8.

(C)              Defaulted Amounts. If a Default or Event of Default (the Principal Amount outstanding as of such Default or Event of Default, a “Defaulted Amount”) occurs then in each case, to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to fifteen percent (15.0%), from, and including, the date of such Default or Event of Default to, but excluding, the date such Default or Event of Default is cured.

Article 5.	Method of Payment; When Payment Date is Not a Business Day.

(A)             Method of Payment. Except as set forth in Section 5(B) hereof, the Company will pay all cash amounts due under this Note by check mailed to the address of the Holder of this Note entitled to such payment as set forth in the books of the Company (or, if such Holder provides the Company, at least five (5) days before the date such amount is due, with written notice of an account of such Holder within the United States, by wire transfer of immediately available funds to such account).

Exhibit Version

(B)              Company’s Election to Pay Amortization Payments or Stated Interest in Cash or Common Stock. At least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to an Amortization Date or Interest Payment Date, as applicable, the Company, if it desires to elect to pay an Amortization Payment due on such Amortization Date or payment of Stated Interest due on such Interest Payment Date in shares of Common Stock, shall deliver to the Holder a written notice of such election (a “Stock Payment Notice”) (and such election shall be irrevocable as to such Amortization Date or Interest Payment Date, as applicable). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Amortization Payment or payment of Stated Interest on such Amortization Date or Interest Payment Date, as applicable, in cash. With respect to any Amortization Date or Interest Payment Date for which the Company has elected to make an Amortization Payment or payment of Stated Interest in shares of Common Stock in accordance with this Section 5(B), the Company shall issue to the Holder, in lieu of payment of such Amortization Payment or payment of Stated Interest in cash, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such Amortization Payment (or lesser amount elected by Holder and notified to the Company in accordance with this Note) by the Amortization Stock Payment Price for the Stock Payment Date applicable to such Amortization Payment (such quotient, the “Amortization Share Amount”) or by dividing such payment of Stated Interest by the Stated Interest Stock Payment Price for such payment of Stated Interest (such quotient, the “Stated Interest Share Amount”), as applicable. In the event that the number of shares of Common Stock issued to the Holder on such date is reduced as a result of the Floor Price, the Company shall concurrently with the issuance of such shares also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which the Amortization Share Amount or Stated Interest Amount, as applicable, was reduced as a result of the Floor Price, multiplied by (ii) the Amortization Stock Payment Price or Stated Interest Stock Payment Price, as applicable. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Amortization Payment in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date of the Stock Payment Notice and the applicable Amortization Date, unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion. To the extent that the Company’s election to pay an Amortization Payment or a payment of Stated Interest in shares of Common Stock would cause the Beneficial Ownership Limit pursuant to Section 8(J)(i) to be exceeded, the Company will deliver shares of Common Stock up to the Beneficial Ownership Limit, and the excess amount of such Amortization Payment or Stock Payment, as applicable, shall be deferred to such future Amortization Date or Stock Payment Date as Holder may elect in its sole discretion (or, if Holder shall not so elect prior to the next Amortization Date or Stock Payment Date, the next Amortization Date or Stock Payment Date, as applicable.

(C)              Stock Payment Date Election. If the Company elects to pay any Amortization Payment in shares of Common Stock, the Holder may elect to receive the corresponding Amortization Share Amount for all or any portion of the applicable Amortization Payment on one or more Scheduled Trading Days (each, a “Stock Payment Date”) during the period beginning on, and including, the applicable Amortization Date and ending on, and including, the Scheduled Trading Day immediately before the subsequent Amortization Date (the “Amortization Share Payment Period”). The Holder must provide notice to the Company of its election of any Stock Payment Date and the portion of the Amortization Payment and corresponding Amortization Share Amount it is electing to receive on each such Stock Payment Date no later than 4:30 p.m. New York Time on such Stock Payment Date; provided, that the Holder may make more than one election to receive portions of the Amortization Payment and corresponding Amortization Share Amounts on any Stock Payment Date; and provided further, that the Amortization Share Amount in any such notice will be updated following the close of trading on the applicable Stock Payment Date in order to reflect the final Amortization Stock Payment Price applicable to such Stock Payment Date. Any portion of the Amortization Payment not paid in shares of Common Stock because the Holder did not elect to receive shares for such full Amortization Payment on Stock Payment Dates during the applicable Amortization Share Payment Period will be automatically deferred to the next Amortization Date.

Exhibit Version

(D)             Event of Default/Equity Triggering Event Additional Shares. In the event of issuance of any Event of Default/Equity Triggering Event Additional Shares, to the extent that the amount of such shares was reduced as a result of the Floor Price, then concurrently with the issuance of such shares, the Company shall also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which such amount was reduced as a result of the Floor Price, multiplied by (ii) the Event of Default/Equity Triggering Event Conversion Price.

(E)              Delivery. Any shares of Common Stock to be delivered pursuant to this Section 5 will be delivered by the Company to the Holder on or before the second (2nd) Business Day following the applicable Stock Payment Date or Interest Payment Date, as applicable.

(F)              Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

(G)             Pre-Delivery Shares.

(i)                 General. On the Issue Date, the Company shall pre-deliver to the Holder [ ˜ ] ([ ˜ ]) [NTD: to be proportional based on total amount of Notes issued] Freely Tradable shares of Common Stock (the “Pre-Delivery Shares”) pursuant to the terms of this Note, which such Pre-Delivery Shares shall be validly issued, fully paid, nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof.

(ii)              Application and Replenishment of Pre-Delivery Shares. Notwithstanding anything to the contrary in this Note, at any time the Company elects or is obligated to issue shares of Common Stock to the Holder pursuant to the terms of this Note, including with respect to any conversion of this Note or pursuant to Section 5(B) or Section 6(F), the Holder may elect, upon written notice to the Company, given no less than two (2) Trading Days prior to the date upon which the Company would otherwise be obligated to deliver such shares to Holder, to apply Pre-Delivery Shares, in whole or in part, as applicable, against the shares of Common Stock otherwise deliverable with respect thereto and, in each case, such application of Pre-Delivery Shares shall reduce the aggregate number of shares of Common Stock otherwise required to be delivered to the Holder pursuant to the terms of this Note on a share-by-share basis and such shares so applied shall no longer constitute Pre-Delivery Shares; provided, however, that no later than the Amortization Date following any application of Pre-Delivery Shares in accordance with this Section 5(G)(ii), the Company shall deliver to the Holder a number of validly issued, fully paid and nonassessable Freely Tradable shares of Common Stock, free from all preemptive or similar rights or Liens with respect to the issue thereof, equal to the number of Pre-Delivery Shares applied to satisfy any such election or obligation to issue shares of Common Stock under this Section 5(G)(ii), which such Freely Tradable shares of Common Stock shall be treated as “Pre-Delivery Shares” for all purposes hereunder.

Exhibit Version

(iii)            Restrictions on Disposition of Pre-Delivery Shares by the Holder. Holder will not (A) loan any Pre-Delivery shares to any third party, (B)prior to February 1, 2020 sell or otherwise transfer or dispose of any Pre-Delivery Shares to any unaffiliated third party and (C) on or after February 1, 2020 sell or otherwise transfer or dispose of any Pre-Delivery Shares to any unaffiliated third party if the amount of such sales, transfers or dispositions on any day would exceed 10% of the composite trading volume (as reported on Bloomberg) of the Common Stock on such day ; provided, that the Holder will not be responsible for any action taken unilaterally by the Holder’s brokers with respect to any lending of the Pre-Delivery Shares outside of the Holder’s direction; and provided further, that the restrictions set forth in this Section 5(G)(iii) shall not apply during any Event of Default Conversion Period.

(iv)             Delivery of Pre-Delivery Shares by the Holder. Within ten (10) Business Days following redemption or repayment of this Note in full and the satisfaction or discharge by the Company of all outstanding Company obligations hereunder, the Holder shall deliver [ ● ] ([ ● ]) shares [NTD: to be proportional based on total amount of Notes issued] (subject to proportionate adjustments for events of the type set forth in Section 8(F)(i)(1)) of the Company’s Common Stock to the Company, free from all preemptive or similar rights or Liens with respect to the delivery thereof; provided, that, to the extent the Company fails to deliver any fully paid and nonassessable Freely Tradable shares of Common Stock to the Holder as required under Section 5(G)(i) or Section 5(G)(ii), the number of shares of the Company’s Common Stock to be delivered under this Section 5(G)(iv) shall be reduced by the number of such shares of Common Stock the Company failed to deliver.

Article 6.	Required Repurchase of Note upon a Fundamental Change.

(A)             Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, including Section 6(F), if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)              Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

Exhibit Version

(C)              Fundamental Change Notice. No later than the fifth (5th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof, stating the expected date such Fundamental Change will occur. Following receipt of a Fundamental Change Notice, the Holder may elect (by written notice to the Company no later than the later of (i) ten (10) Trading Days after receipt of such Fundamental Change Notice) and (ii) ten (10) Trading Days after the date of any amendment or other modification to the form or value of consideration receivable by holders of the Common Stock in connection with such Fundamental Change, to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(D)             Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the Fundamental Change Base Repurchase Price for such Fundamental Change plus accrued and unpaid interest on this Note (or such portion of this Note) to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change. For the avoidance of doubt, if such Fundamental Change Repurchase Date is on an Interest Payment Date, then the interest otherwise payable on this Note (or such portion of this Note) on such Interest Payment Date will be paid as part of the Fundamental Change Repurchase Price, in satisfaction of the Company’s obligation to pay such interest on such Interest Payment Date.

(E)              Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

(F)              Fundamental Change Redemption. Notwithstanding anything in this Section 6 to the contrary, at the Holder’s sole discretion following receipt of a Fundamental Change Notice, in lieu of receiving the Fundamental Change Repurchase Price (or any portion thereof), the Holder may require the Company to redeem this Note (or any portion of this Note in an Authorized Denomination) in exchange for a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the Fundamental Change Repurchase Price (or applicable portion thereof) by the Fundamental Change Redemption Stock Payment Price. The Fundamental Change Redemption Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than ten (10) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) ten (10) Trading Days after the date of any amendment or other modification to the form or value of consideration receivable by holders of the Common Stock in connection with such Fundamental Change. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the second (2nd) Business Day following a Fundamental Change Redemption Date. In the event that the number of shares of Common Stock issued to the Holder on such date is reduced as a result of the Floor Price, the Company shall concurrently with the issuance of such shares also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which such amount was reduced as a result of the Floor Price, multiplied by (ii) the Fundamental Change Redemption Stock Payment Price. Notwithstanding the foregoing, in the event that any such redemption occurs after the date of completion of such Fundamental Change, and the Holder elects to receive such Fundamental Change Repurchase Price other than in cash, then the consideration to be received by Holder upon such redemption shall be in the same form as received by holders of the Common Stock in connection with such Fundament Change and will be in an amount equal to the amount of consideration Holder would have received in connection with such Fundamental Change had Holder redeemed the Note in exchange for shares of Common Stock immediately prior to the completion of such Fundamental Change.

Exhibit Version

Article 7.	Redemption of this Note.

(A)             Redemption of This Note. The Company may redeem all of this Note, on a date (the “Redemption Date”) to be determined by the Company, for a cash redemption price equal to the Redemption Price, subject to Section 7(D); provided, that the Company must provide notice at least ten (10) Trading Days prior to any Redemption Date.

(B)              Redemption Price. The Redemption Price for this Note to be redeemed pursuant to Section 7(A) is an amount in cash equal to the Redemption Base Price plus accrued and unpaid interest on this Note to, but excluding, the related Redemption Date, subject to Section 7(D). For the avoidance of doubt, if such Redemption Date is on an Interest Payment Date, then the interest otherwise payable on this Note on such Interest Payment Date will be paid as part of the Redemption Price, in satisfaction of the Company’s obligation to pay such interest on such Interest Payment Date.

(C)              Effect of Redemption. If this Note is to be redeemed pursuant to Section 7(A), then, from and after the date the related Redemption Price is paid in full, this Note will cease to be outstanding and interest will cease to accrue on this Note, except to the extent set forth in Section 7(D).

(D)             Additional Redemption Amount. Notwithstanding anything to the contrary in this Section 7, the Company will pay to the Holder any Additional Redemption Amount on the ninety third (93rd) VWAP Trading Day immediately after the related Redemption Date.

(E)              Minimum Fundraising Event Redemption. On or prior to the second (2nd) Business Day following the date that the Company receives aggregated net cash proceeds of seventy-five million ($75,000,000) from any issuance of Capital Stock or the incurrence of Permitted Indebtedness by the Company, or any combination thereof, the Company will redeem ten million dollars ($10,000,000) of this Note by complying with the procedures set forth in Sections 7(A)-(E); provided, that in the event such proceeds are received by the Company on or before December 31, 2019, the Company will instead redeem such principal amount of the Note by complying with the procedures set forth in Sections 7(A)-(C) and the Redemption Price shall be one hundred ten percent (110%) of the principal amount so redeemed; provided, further that the Holder, in its sole discretion, may defer the Redemption Date for such redemption, in whole or in part, to any future Amortization Date.

(F)              December 31, 2019 Redemption. On December 31, 2019, the Company will redeem [ ● ] dollars ($[ ● ]), [NTD: to be proportional amount of $10,000,000 based on proportion of total Notes issued] of this Note by complying with the procedures set forth in Sections 7(A)-(C); provided that the Redemption Price shall be one hundred ten percent (110%) of the principal amount so redeemed; provided, further that the Holder, in its sole discretion, may defer the Redemption Date for such redemption, in whole or in part, to any future Amortization Date.

Exhibit Version

Article 8.	Conversion.

(A)             Right to Convert.

(i)                 Generally. Subject to the provisions of this Section 8, the Holder may, at its option, convert this Note, including any portion constituting an Amortization Payment, into Conversion Consideration.

(ii)              Conversions in Part. Subject to the terms of this Section 8, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 8 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.

(B)              When this Note May Be Converted.

(i)                 Generally. The Holder may convert this Note at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; provided that, with respect to the conversion of any Amortization Payment, the Holder must provide notice of such conversion no later than the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the applicable Amortization Date, and any such conversion will not reduce the amount of future Amortization Payments.

(ii)              Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 8, (x) if this Note (or any portion of this Note) is to be redeemed pursuant to Section 7(A), then in no event may this Note (or such portion) be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the related Redemption Date; and (y) if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then in no event may this Note (or such portion) be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date.

(C)              Conversion Procedures.

(i)                 Generally. To convert this Note, the Holder must (1) complete, manually sign and deliver to the Company the conversion notice attached to this Note or a facsimile or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 8(C)(iii). For the avoidance of doubt, the conversion notice may be delivered by e-mail in accordance with Section 14. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding conversion notice at any time until such Defaulted Shares are delivered.

Exhibit Version

(ii)              Holder of Record of Conversion Shares. The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.

(iii)            Taxes and Duties. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be issued in a name other than that of such Holder, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(D)             Settlement upon Conversion.

(i)                 Generally. The consideration (the “Conversion Consideration”) due in respect of each $1,000 Principal Amount of this Note including any portion constituting an Amortization Payment to be converted will consist of the following:

(1)               subject to Section 8(D)(ii), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and

(2)               cash in an amount equal to the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(ii)              Fractional Shares. The total number of shares of Common Stock due in respect of any conversion of this Note, including any portion constituting an Amortization Payment, will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

(iii)            Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note, including any portion constituting an Amortization Payment, to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).

(iv)             Effect of Conversion. If this Note is converted, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and interest will cease to accrue on this Note.

Exhibit Version

(v)               Conversion Settlement Defaults. If (x) the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock (the “Defaulted Shares”) forming part of the Conversion Consideration of the conversion of this Note, including any portion constituting an Amortization Payment; and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Defaulted Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Defaulted Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:

(1)               pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or

(2)               promptly deliver, to the Holder, such Defaulted Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Defaulted Shares; and (y) the Daily VWAP per share of Common Stock on the Conversion Date relating to such conversion.

To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Defaulted Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1).

(E)              Reserve and Status of Common Stock Issued upon Conversion.

(i)                 Stock Reserve. At all times when this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock equal to three hundred percent (300%) of that which is sufficient to permit the conversion of this Note.

(ii)              Status of Conversion Shares; Listing. Each share of Common Stock delivered upon conversion of this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued upon conversion of this Note, when delivered upon such conversion, to be admitted for listing on such exchange or quotation on such system.

Exhibit Version

(iii)            Transferability of Conversion Shares. Any shares of Common Stock issued upon conversion of this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.

(F)              Adjustments to the Conversion Rate.

(i)                 Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1)               Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 8(I) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 8(F)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

Exhibit Version

(2)               Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 8(F)(i)(3)(a) and Section 8(F)(v) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

Exhibit Version

For purposes of this Section 8(F)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(3)               Spin-Offs and Other Distributed Property.

(1)Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(v)       dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 8(F)(i)(1) or Section 8(F)(i)(2);

(w)       dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 8(F)(i)(4);

(x)       rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 8(F)(v);

(y)       Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 8(F)(i)(3)(b); and

(z)       a distribution solely pursuant to a Common Stock Change Event, as to which Section 8(I) will apply,

then the Conversion Rate will be increased based on the following formula:

Exhibit Version

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 8(I) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

Exhibit Version

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 8(F)(i)(3)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 8(F)(i)(3)(b) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)               Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

Exhibit Version

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)               Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

Exhibit Version

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 8(F)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 8(F)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

Exhibit Version

(ii)              No Adjustments in Certain Cases.

(1)               Where the Holder Participates in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 8(F)(i), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 8(F)(i) (other than a stock split or combination of the type set forth in Section 8(F)(i)(1) or a tender or exchange offer of the type set forth in Section 8(F)(i)(5)) if the Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.

(2)               Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 8(F), Section 8(H) or Section 8(I). Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(a)               except as otherwise provided in Section 8(F), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(3)the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(4)the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(5)the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to Section 8(F)(i)(3)(a) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Issue Date);

(6)solely a change in the par value of the Common Stock; or

(7)accrued and unpaid interest on this Note.

(iii)            Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Note, if:

Exhibit Version

(1)               this Note is to be converted;

(2)               the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 8(F)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(3)               the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(4)               such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(iv)             Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Note, if:

(1)               a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 8(F)(i);

(2)               a Note is to be converted;

(3)               the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(4)               the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(5)               such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 8(C)(ii)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(v)               Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 8(F)(i)(3)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

Exhibit Version

(vi)             Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 8(F)(i), or Section 8(H) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(vii)          Equitable Adjustments to Prices. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 8(F)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(viii)        Calculation of Number of Outstanding Shares of Common Stock. For purposes of this Section 8(F), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(ix)             Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(x)               Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 8(F)(i), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(G)             Voluntary Adjustments.

(i)                 Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

Exhibit Version

(ii)              Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 8(G)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 8(G)(i), the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.

(H)             Adjustments to the Conversion Rate in Connection with an Event of Default or Equity Triggering Event. If an Event of Default or Equity Triggering Event occurs and the Conversion Date for the conversion of a Note occurs during the related Event of Default Conversion Period or Equity Triggering Event Conversion Period, as applicable, then, subject to Section 8(J)(ii), the Conversion Rate applicable to such conversion will be increased by a number of shares equal to the Event of Default/Equity Triggering Event Additional Shares.

(I)                Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.

(i)                 Generally. If there occurs:

(1)               recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2)               consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)               other similar event,

and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 8 (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (y) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

Exhibit Version

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 8(I); (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 8(F) and Section 8 (H) in a manner consistent with this Section 8(I); and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 8(I). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii)              Notice of Common Stock Change Events. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(iii)            Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 8(I).

Exhibit Version

(J)                Limitations on Conversions.

(i)                 Beneficial Ownership Limitation. Notwithstanding anything to the contrary in this Note, no shares of Common Stock will be issued upon conversion of this Note, including any Amortization Payment, or in lieu of payment of an Amortization Payment or payment of Stated Interest due in cash pursuant to Section 5(B), this Note will not be convertible by the Holder, and the Company will not effect any conversion of this Note or issue such shares, as applicable, in each case to the extent, and only to the extent, that such issuance, convertibility or conversion would result in the Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of four and ninety nine hundredths percent (4.99%) of the then-outstanding shares of Common Stock (the “Beneficial Ownership Limit”); provided, however, that this Section 8(J)(i) will not apply to any Holder that is subject to Section 16(a) or (b) of the Exchange Act with respect to the Company by virtue of being deemed to be a “director” or “officer” of the Company within the meaning of Section 16 of the Exchange Act. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For the avoidance of doubt, the limitations on the convertibility of this Note pursuant to this Section 8(J)(i) will not, in themselves, cause this Note to cease to be outstanding (and interest will continue to accrue on any portion of this Note that has been tendered for conversion and whose convertibility is suspended pursuant to this Section 8(J)(i)), and such limitations will cease to apply if and when this Note’s convertibility and conversion will not violate this Section 8(J)(i). Notwithstanding anything to the contrary in this Section 8(J)(i), the Holder may elect, in its sole discretion, that the provisions of this Section 8(J)(i) cease to apply. To make such election, the Holder must provide written notice of such election to the Company, in which case the provisions of this Section 8(J)(i) will cease to apply from and after the sixty first (61st) calendar day after the delivery of such written notice.

(ii)                 Stock Exchange Limitations. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issued upon conversion of this Note, in lieu of payment of an Amortization Payment or Stated Interest in cash pursuant to Section 5(B), or otherwise pursuant to this Note, exceed [ ˜ ] [NTD: to be a prorated proportion based on total amount of Notes issued] shares in the aggregate. If, after May 31, 2020, any one or more shares of Common Stock are not delivered upon conversion of this Note as a result of the operation of the preceding sentence (such shares, the “Withheld Shares”), then (1) on the Conversion Settlement Date for such conversion, the Company will pay to the Holder, in addition to the Conversion Consideration otherwise due upon such conversion, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per share of Common Stock on the Conversion Date for such conversion; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Withheld Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the Holder; and (II) the Daily VWAP on the Conversion Date for such conversion.

Exhibit Version

Article 9.	Affirmative and Negative Covenants.

(A)             Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B)              Corporate Existence. Subject to Section 10, the Company will cause to preserve and keep in full force and effect:

(i)                 its corporate existence in accordance with the organizational documents of the Company; and

(ii)              the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such license or franchise if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.

(C)              Ranking. All payments due under this Note shall rank pari passu with all Other Notes and all other unsecured indebtedness of the Company and shall rank senior to any Subordinated Indebtedness.

(D)             Indebtedness. The Company shall not and shall not permit any Subsidiary to create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness.

(E)                Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(F)              Minimum Revenue. As of the last day of each fiscal quarter concluding on and after December 31, 2019, the Company and its consolidated Subsidiaries shall have revenue (determined in accordance with GAAP) of not less than the Minimum Revenue for the preceding 12 months.

Exhibit Version

(G)             Minimum Liquidity. On the last day of each calendar month, the Company shall have, on a consolidated basis, liquidity calculated as (i) unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States in a minimum amount equal to the amount specified in the Letter Agreement, plus (ii) any additional amount of available credit, borrowings, or investments readily convertible to Cash to the extent necessary so that the sum of the amounts described in clause (i) and this clause (ii) of Section 9(G) is not less than the amount specified in the Letter Agreement.

(H)             Minimum Fundraising Event.  (i) During the period beginning on the Issue Date and ending on the date that is five (5) Business Days following the Issue Date, the Company shall have received aggregated net cash proceeds of not less than nine million, five hundred thousand dollars ($9,500,000); (ii) during the period beginning on the Issue Date and ending on or prior to December 31, 2019, the Company shall have received aggregated net cash proceeds of not less than thirty million dollars ($30,000,000) (not including the amount set forth in clause (i) hereof); and (iii) during the period beginning on the Issue Date and ending on or prior to March 15, 2020, the Company shall have received further additional aggregated net cash proceeds of not less than seventy-five million ($75,000,000) (not including the amount set forth in clause (i) or clause (ii) hereof), in each case from an issuance of Capital Stock or the incurrence of Permitted Indebtedness by the Company, or any combination thereof, and in each case before giving effect to transaction expenses. For the avoidance of doubt, financings completed between September 30, 2019 and the Issue Date will not be included for purposes of determining compliance with this Section 9(H).

(I)                Minimum Debt Equitization. During the period beginning on the Issue Date and ending on or prior to December 15, 2019, the Company shall have converted or exchanged not less than sixty million dollars ($60,000,000) of existing Indebtedness held by Foris Venture, LLC into or for consideration consisting solely of Capital Stock (other than Disqualified Capital Stock).

(J)                Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(K)             Maintenance of Properties, Etc. The Company shall maintain and preserve all of its properties which are necessary or useful (as determined by the Company in good faith) in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(L)              Maintenance of Intellectual Property. The Company will take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Note Exchange Agreement) of the Company that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

Exhibit Version

(M)            Maintenance of Insurance. The Company shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(N)             Transactions with Affiliates. The Company shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(O)             Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Note Exchange Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(P)              Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, or (y) upon the occurrence of a Default, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to the Holder of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

Exhibit Version

Article 10.	Successors.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A)             the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B)              immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Article 11.	Defaults and Remedies

(A)             Events of Default. “Event of Default” means the occurrence of any of the following:

(i)                 a default in the payment when due of an Amortization Payment, the Principal Amount, Fundamental Change Repurchase Price, Redemption Price, Additional Redemption Amount, Amortization Share Amount or Stock Payment Share Amount of this Note;

(ii)              a default for two (2) Business Days in the payment when due of interest on this Note;

(iii)            a default in the Company’s obligation to convert this Note in accordance with Section 8 upon the exercise of the conversion right with respect thereto;

(iv)             a default in the Company’s obligation to deliver a Fundamental Change Notice pursuant to Section 6(C), and such default continues for three (3) Business Days;

Exhibit Version

(v)               a default in any of the Company’s obligations or agreements under this Note or the Note Exchange Agreement (in each case, other than a default set forth in clause (i), (ii) or (iii) of this Section 11(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of the Note Exchange Agreement; provided, however, that if such default or breach can be cured, then such default or breach will not be an Event of Default unless the Company has failed to cure such default within ten (10) days after its occurrence;

(vi)             any provision of the Note Exchange Agreement at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(vii)          a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of the Note Exchange Agreement, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive Trading Days;

(viii)        at any time, this Note or any shares of Common Stock issuable upon conversion of this Note or in lieu of payment of an Amortization Payment in cash pursuant to Section 5(B) are not Freely Tradable;

(ix)             the Company fails to use commercially reasonable efforts to obtain the Requisite Stockholder Approval on or prior to May 31, 2020, or best efforts to obtain the Requisite Stockholder Approval thereafter in the event that the Requisite Stockholder Approval is not obtained on or before such date;

(x)               the suspension from trading or failure of the Common Stock to be trading or listed on an Eligible Exchange for a period of three (3) consecutive Trading Days;

(xi)             a default by the Company or any of its Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, which default permits the holder thereof to declare such indebtedness due and payable;

(xii)          one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

Exhibit Version

(xiii)        at any time while the shares of Common Stock issued or issuable upon conversion of this Note are not Freely Tradable, the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, or the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission.

(xiv)         the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)               commences a voluntary case or proceeding;

(2)               consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)               consents to the appointment of a custodian of it or for any substantial part of its property;

(4)               makes a general assignment for the benefit of its creditors;

(5)               takes any comparable action under any foreign Bankruptcy Law; or

(6)               generally is not paying its debts as they become due; or

(xv)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)               is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)               appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)               orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)               grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 11(A)(xiv), such order or decree remains unstayed and in effect for at least thirty (30) days.

Exhibit Version

(B)              Acceleration.

(i)                 Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 11(A)(xii) or (xiv) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the Principal Amount of, and all accrued and unpaid interest on, all of this Note will immediately become due and payable without any further action or notice by any Person.

(ii)              Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 11(A)(xii) or (xiv) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and is continuing, then the Holder, by notice to the Company, may declare this Note to become due and payable immediately for cash in an amount equal to the Event of Default Acceleration Amount plus all accrued and unpaid interest on this Note.

(C)              Notice of Events of Default. Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default (an “Event of Default Notice”) to the Holder, which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (iii) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the date of such cure.

Article 12.	Ranking.

The indebtedness represented by this Note will constitute the senior unsecured obligations of the Company.

Article 13.	Replacement Notes.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Article 14.	Notices.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Exhibit Version

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, California 94608

Attention: General Counsel

Facsimile: (510) 225-2645

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its email address(es), which initially are as set forth in the Note Exchange Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Article 15.	Successors.

All agreements of the Company in this Note will bind its successors.

Article 16.	Severability.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Article 17.	Headings, Etc.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Article 18.	Amendments

This Note may not be amended or modified unless in writing by the Company and the Required Holders (as defined in the Note Exchange Agreement), and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Article 19.	Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

Exhibit Version

Article 20.	Submission to Jurisdiction.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.

Article 21.	Enforcement Fees.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

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Exhibit Version

CONVERSION NOTICE

Amyris, Inc.

Senior Convertible Note due 2022

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $ ,000 in accordance with the following details.

☐	Check if the Conversion Date occurs during an Event of Default Conversion Period or Equity Triggering Event Conversion Period, as applicable.

Shares of Common Stock to be delivered:

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Accrued interest amount:

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DTC Participant Number:

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DTC Participant Name:

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DTC Participant Phone Number:

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DTC Participant Contact Email:

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Date:
(Legal Name of Holder)

By:
Name:
Title: